UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 6, 2010

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

500 Kendall Street, Cambridge, Massachusetts  02142

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:

(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On January 6, 2010, Genzyme Corporation (“Genzyme”) entered into an agreement (the “Agreement”) with Relational Investors LLC (“Relational”), Ralph V. Whitworth, and certain other Relational affiliates (the “Relational Group”).

Under the Agreement, Genzyme has agreed, subject to limited conditions, to appoint Mr. Whitworth to Genzyme’s Board of Directors (“Board”), the Compensation Committee of the Board, and one other committee if Relational requests that Mr. Whitworth be appointed as a director in November 2010.  The members of the Relational Group have agreed to vote for and publicly support the Board’s slate of nominees for director at Genzyme’s annual meetings.  The Relational Group also has agreed to vote at Genzyme’s 2010 Annual Meeting of Shareholders in accordance with the Board’s recommendation with respect to any proposals submitted to shareholders.  In addition, the Relational Group has committed to certain standstill provisions which include, among others, that the Relational Group will not (a) make, participate in or encourage a solicitation of proxies, (b) initiate or encourage any shareholder proposals, (c) seek representation on, or nominate any candidate for, the Board (other than Mr. Whitworth as described above), or (d) work with third parties to seek to control or influence the management, the Board or the policies of Genzyme.

The Agreement terminates on the earlier of (a) December 31, 2012 or (b) the date that is the first anniversary of the first date following December 12, 2010 on which Mr. Whitworth is not on the Board.  However, if Relational requests that Mr. Whitworth be appointed to the Board in November 2010 and the Board fails to appoint him within ten business days of the request, the Agreement will terminate on the eleventh business day following Relational’s request.  In addition, if Mr. Whitworth is appointed to the Board and the Board determines to not nominate Mr. Whitworth for reelection at the 2011 Annual Meeting of Shareholders or at any subsequent annual meeting, Genzyme must notify Mr. Whitworth and Relational of this determination not less than 30 days before the last day of the notice period specified in Genzyme’s advance notice bylaw related to director nominations for the applicable annual meeting, in which case the Agreement will terminate on the date of this notice.  If, in November 2010, Relational does not request that Mr. Whitworth be added to the Board, the Agreement will terminate one business day after the last day of the notice period specified in Genzyme’s advance notice bylaw related to nominations of directors for Genzyme’s 2011 Annual Meeting of Shareholders.

The summary of the Agreement is not complete and is subject to, and qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 99.1 to this Form 8-K.

On January 7, 2010, Genzyme issued a press release relating to the Agreement, which is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Agreement dated January 6, 2010 between Genzyme Corporation, Relational Investors LLC, Ralph V. Whitworth and the other parties identified in the Agreement

99.2                           Press Release of Genzyme Corporation dated January 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: January 7, 2010	By:	/s/ Peter Wirth
Peter Wirth
Executive Vice President, Legal and Corporate Development